1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-290613) of Neptune Insurance Holdings Inc. of our report dated February 25, 2026 relating to the financial statements, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Philadelphia, Pennsylvania February 25, 2026